UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2023

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495
Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Adial Pharmaceuticals, Inc. (the “Company”) completed the sale of the assets and business of Purnovate, Inc. (“Purnovate”) to Adovate, LLC (formerly known as Adenomed, LLC) (collectively, “Adovate”) under that certain Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC, dated as of January 27, 2023 (the “Option Agreement”), and related Option Exercise Agreement, dated May 8, 2023 (the “Option Exercise Agreement”), effective June 30, 2023.

This Form 8-K is being filed to provide the pro forma financial information required by Item 9.01(b) of Form 8-K.

Pursuant to the Option Agreement and Option Exercise Agreement, in consideration for the sale to Adovate of the assets and business of Purnovate: (i) the Company received a non-refundable option exercise fee and upfront payment of $450,000; (ii) Adovate will reimburse all approved Purnovate expenditures incurred and paid commencing December 1, 2022 through and including May 15, 2023, (iii) Adovate issued to the Company of 19.99% of the equity of Adovate; (iv) Adovate assumed the obligations of Company under that certain Equity Purchase Agreement by and among Company, Purnovate, the members of Purnovate, and Robert D. Thompson as the member’s representative, dated December 7, 2020 and amended January 25, 2021 (the “PNV EPA”); (v) Adovate assumed the Company’s obligations under that certain Employment Agreement, dated July 31, 2018, as amended, by and between Company and William Stilley; and (vi) the Company will receive low, single digit royalty payments on net sales, cash payments of up to approximately $11 million in development and approval milestones for each compound after payments to the prior members of Purnovate pursuant to the PNV EPA and cash payments of up to an aggregate of $50,000,000 upon the achievement of certain commercial milestones.

The foregoing summaries of the Option Agreement and Option Exercise Agreement do not purport to be complete and are subject to and are qualified in their entirety by reference to the full text of such documents attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC, dated as of January 27, 2023 (incorporated by reference Exhibit 2.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 1, 2023 (File No. 001-38323)
2.2	Option Exercise Agreement, dated May 8, 2023, by and between Adovate LLC and Adial Pharmaceuticals, Inc. (incorporated by reference Exhibit 2.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 10, 2023 (File No. 001-38323)
99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2023; Unaudited Pro Forma Condensed Statements of Operations for the Three Months Ended March 31, 2023; and Unaudited Pro Forma Condensed Statements of Operations for the Year Ended Ended December 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2023	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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